Exhibit 10.4
AMENDMENT NO. 1
TO AGREEMENT FOR EQUIPMENT RENTAL

This AMENDMENT NO. 1 TO AGREEMENT FOR EQUIPMENT RENTAL, dated as of November 7, 2025 (this “Amendment”), is entered into by and between PWRTEK, LLC, a Texas limited liability company (“Lessor”), and ProFrac GDM, LLC, a Texas limited liability company (“Lessee”).
A.Lessor and Lessee are party to that certain Agreement for Equipment Rental, effective as of April 28, 2025 (the “Lease”).

B.In connection with the assignment of the certain Senior Secured Note of Lessor, dated April 28, 2025 in the original principal amount of $40,000,000.00, from ProFrac GDM, LLC to PC Energy Credit I, LLC, Lessee has requested that Lessor agree to amend the Lease.

C.In consideration for Lessor’s agreement to amend the Lease, ProFrac Holding Corp., a Delaware corporation of which Lessee is a subsidiary, will, contemporaneously herewith, agree to guaranty to Lessor the full payment and performance when due of all of Lessee’s obligations pursuant to the Lease.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. All capitalized terms used herein that are defined in the Lease and not otherwise defined herein have the meanings assigned to them in the Lease.

2.Amendments to the Lease.

(a)The last sentence of Section 2 of the Lease is hereby deleted in its entirety.
(b)Section 8(b) of the Lease is hereby amended and restated in its entirety as follows:
“Lessor agrees that it shall bear the risk of loss arising from any repairs undertaken by Lessor Group. Lessor shall maintain with financially sound insurance companies insurance on all property material to the business of the Lessor in at least such amounts and against at least such risks (but including, in any event, public liability, casualty, hazard, theft, product liability and business interruption) as are customarily insured against by companies of established reputation engaged in the same or similar business and in the same general area as the Lessor.”
(c)Each of Section 11(d), Section 11(g) and Section 17(e) of the Lease are hereby amended and restated in its entirety as follows:

“[Reserved.]”
(d)The following definitions are hereby deleted in their entirety from Section 17(a) of the Lease: “Distribution”, “Note”, “Note Documents”, “Original Specified Asset Value” and “Remaining Specified Asset Value”.
(e)Clause (7) of the definition of “Permitted Investments” is hereby amended and restated in its entirety as follows:
“to the extent constituting Investments, Permitted Distributions (as it was defined in this Agreement immediately prior to the effectiveness of Amendment No. 1 to this Agreement dated as of November 7, 2025);”
(f)The following definitions are hereby added to Section 17(a) of the Lease:
“Intellectual Property Assignment Agreement” means that certain Intellectual Property Assignment, dated as of April 28, 2025, by Lessor as assignee, and Lessee and ProFrac Services, LLC, each as assignors.
“Intellectual Property License” means that certain License Agreement, dated as of April 28, 2025, by Lessor, as licensor, and Lessee, as licensee.
“ProFrac Agreements” means, collectively, the APA, the Intellectual Property License, the Intellectual Property Assignment Agreement, this Agreement and the Warrants.”
“Warrants” means the warrant to purchase 6,000,000 shares of the common stock of Flotek Industries, Inc., par value $0.0001 per share, issued to ProFrac Holding Corp. as contemplated by that certain Lease Consideration Agreement.
(g)References to “Note” and “Note Documents” in Section 17(f) are hereby deleted in their entirety. "ProFrac Agreements" is used in Section 17(f) as it is defined in the Lease.
3.Continued Effectiveness of the Lease. Lessee and Lessor each hereby confirms and agrees that the Lease is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of Lessee or Lessor, other than as expressly provided herein.
4.Miscellaneous.
(a)Sections 21 and 22 of the Lease are hereby incorporated herein, mutatis mutandis.
(b)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
(c)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns. No term of this Amendment may be waived, modified, or amended except by an instrument in writing signed by each of the parties hereto.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

LESSOR:

PWRTEK, LLC

By: /s/ J. Bond Clement
Name:    J. Bond Clement
Title:    Chief Financial Officer

LESSEE:

PROFRAC GDM, LLC

By:      /s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

[Amendment No. 1 to Agreement for Equipment Rental]